UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 31, 2017

Dr Pepper Snapple Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33829	98-0517725
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5301 Legacy Drive, Plano, Texas	75024
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 972-673-7000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                Entry into a Material Definitive Agreement.

On January 31, 2017 Dr Pepper Snapple Group, Inc., (the “Company”) announced that it had completed its acquisition of Bai Brands LLC.  As the result of the acquisition Bai Brands LLC, a New Jersey limited liability company (“Bai”) and 184 Innovations, Inc., a Delaware corporation and a subsidiary of Bai (“Innovations”), have entered into the following documents, by which they have become guarantors of certain obligations of the Company.

(1)         Fourth Supplemental Indenture, dated as of January 31, 2017 (the “Fourth Supplemental Indenture”), among Bai and Innovations (together, the “New Guarantors”), the Company, the Existing Guarantors (as defined in the Fourth Supplemental Indenture) and Wells Fargo Bank, N.A., as Trustee, which supplements and amends that certain Indenture dated as of April 30, 2008 (as amended and supplemented to the date hereof, the “2008 Indenture”);

(2)         Eighth Supplemental Indenture, dated as of January 31, 2017 (the “Eighth Supplemental Indenture”), among the New Guarantors, the Company, the Existing Guarantors (as defined in the Eighth Supplemental Indenture), and Wells Fargo Bank, N.A., as Trustee, which supplements and amends that certain Indenture dated as of December 15, 2009 (as amended and supplemented by Supplemental Indentures, the “2009 Indenture”); and

(3)         Assumption Agreement, dated as of January 31, 2017, executed by the New Guarantors and by which they have become a party to that certain Guaranty dated as of September 25, 2012 pursuant to which the parties thereto have guaranteed the obligations of the Company under that certain Credit Agreement, dated as of September 25, 2012, among the Company, the Lenders and Issuing Banks from time to time party thereto, and JPMorgan Chase Bank N.A., as Administrative Agent.

The foregoing descriptions of the Fourth Supplemental Indenture, Eighth Supplemental Indenture and Assumption Agreement do not purport to be complete and are qualified in their entirety by reference to the Fourth Supplemental Indenture, Eight Supplemental Indenture and Assumption Agreement, which are attached hereto as Exhibits 4.1, 4.2 and 10.1, respectively, and are incorporated herein by reference.

Item 2.03.                Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01.                Financial Statements and Exhibits

4.1                                                       Fourth Supplemental Indenture, dated as of January 31, 2017, among Dr Pepper Snapple Group, Inc., the guarantors party thereto and Wells Fargo Bank, N.A., as trustee.

4.2                                                       Eighth Supplemental Indenture, dated as of January 31, 2017, among Dr Pepper Snapple Group, Inc., the guarantors party thereto and Wells Fargo Bank, N.A., as trustee.

10.1                                                Assumption Agreement, dated January 31, 2017 by Bai Brands LLC and 184 Innovations, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dr Pepper Snapple Group, Inc.

February 2, 2017	By:	James L. Baldwin
Name: James L. Baldwin
Title: Executive Vice President & General Counsel

EXHIBIT INDEX

Exhibit No.	Description
4.1	Fourth Supplemental Indenture, dated as of January 31, 2017, among Dr Pepper Snapple Group, Inc., the guarantors party thereto and Wells Fargo Bank, N.A., as trustee.

4.2	Eighth Supplemental Indenture, dated as of January 31, 2017, among Dr Pepper Snapple Group, Inc., the guarantors party thereto and Wells Fargo Bank, N.A., as trustee.

10.1	Assumption Agreement, dated January 31, 2017 by Bai Brands, LLC and 184 Innovations, Inc.